SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 3, 2023

LOYALTY VENTURES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40776	87-1353472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8235 DOUGLAS AVENUE, SUITE 1200

DALLAS, TX 75225

(Address and Zip Code of Principal Executive Offices)

(972) 338-5170

(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LYLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2023, the board of directors (the “Board”) of Loyalty Ventures Inc., a Delaware corporation (the “Company”) approved retention bonus letter agreements (each a “Retention Agreement”) with Charles Horn and Jeff Chesnut (each, an “Executive”), pursuant to which cash retention bonuses (each, a “Retention Bonus”) in the amount of $2,250,000 and $1,853,749, respectively, were paid to each Executive in a lump sum on or about March 6, 2023. The Retention Agreements were entered into on March 4, 2023. The Retention Bonuses are subject to a recapture provision that generally requires repayment in the event of a voluntary departure by the Executive or a termination of employment by the Company “for cause” prior to December 31, 2023, which recapture provision will lapse upon certain specified events. As a condition to each Retention Agreement, each Executive has waived any and all participation in any annual bonus plan established by the Company for the 2023 calendar year and Mr. Chesnut has forfeited his unvested cash awards granted under the Company’s 2021 Omnibus Incentive Plan pursuant to the terms of the Employee Matters Agreement dated as of November 5, 2021 between the Company and Bread Financial Holdings, Inc. (formerly Alliance Data Systems Corporation).

The foregoing descriptions of the Retention Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Retention Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Caution Regarding Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially for a variety of reasons, including, among others, our high level of indebtedness; reductions in our credit ratings that limit our ability to access capital markets; increases in market interest rates; the potential for our common stock to be delisted from trading on Nasdaq, including for failure to meet minimum continuing listing standards; the potential failure to satisfy the closing conditions under the purchase agreement for our BrandLoyalty business, which may result in the sale transaction not being consummated; the potential failure to satisfy the borrowing conditions under the bridge loan agreement, which may result in the BrandLoyalty business not being able to obtain bridge loans, which could lead to the insolvency of the BrandLoyalty business; continuing impacts related to COVID-19, including variants, labor shortages, reduction in demand from clients, supply chain disruption for our reward suppliers and capacity constraints, rising costs or other disruptions in the airline or travel industries; changes in geopolitical conditions, including the Russian invasion of Ukraine and related global sanctions and Russian restrictions or actions with respect to local assets; fluctuation in foreign exchange rates; execution of restructuring plans and any resulting cost savings; loss of, or reduction in demand for services from, significant clients; loss of active AIR MILES® Reward Program collectors or greater than expected redemptions by the same; unfavorable resolution of pending or future litigation matters; disruption to operations due to the separation from our former parent or failure of the separation to be tax-free; new regulatory limitations related to consumer protection or data privacy limiting our services; and loss of consumer information due to compromised physical or cyber security. We believe that our expectations are based on reasonable assumptions. No assurances can be given that our expectations will prove to be correct. Additional risks and uncertainties are set forth in the Risk Factors section of both (1) our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and (2) any updates in Item 1A, or elsewhere, in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K or any updates thereto. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1+	Form of Retention Bonus Letter Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loyalty Ventures Inc.

Date: March 9, 2023	By:	/s/ Cynthia L. Hageman
Cynthia L. Hageman
Executive Vice President, General Counsel and Secretary